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                                                                    EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated August 28, 2000 on the Consolidated Financial Statements of Waxman Industries, Inc. and Subsidiaries for the year ended June 30, 2000. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 2000, or performed any audit procedures subsequent to the date of our report.


/s/ Arthur Andersen LLP




Cleveland, Ohio
October 12, 2000